Exhibit 10.14

English Translation

Equity Transfer Contract

TRANSFEROR Tang Jinsong (hereinafter referred to as “Party A”) and TRANSFEREE Thinkplus Investments Limited (hereinafter referred to as “Party B”) hereby enter into this Contract.

Article 1 (Purpose)

Party A agrees to transfer to Party B, and Party B agrees to accept the following shares (“Shares”):

Name of shares: shares of Worksoft Japan Inc.

Number of shares: 685,900

Article 2 (Transfer Price and Method of Payment)

Party B will pay a transfer fee of JPY 24,000,000 to Party A to purchase the above Shares. Method of payment is as follows:

First Installment: pay JPY 13,500,000 before June 7, 2007

Second Installment: pay JPY 10,500,000 before August 1, 2008

Article 3 (Transfer of Right)

The rights of the Shares shall be transferred when Party A and Party B sign this Contract.

Article 4 (Termination)

Where either party defaults under this Contract, thus causing losses to the other party, the defaulting party shall compensate for such losses of the other party.

IN WITNESS WHEREOF, both parties have executed this Contract in duplicate, one for each party.

May 31, 2007

(Address) 5-6-39-1004 Yasio, Tokyo-to Shinagawa-ku

Transferor (Party A):	/s/ Tang Jinsong

(Name):	Tang Jinsong

Party B (Party B):	/s/ Zhou Ying

(Name):	Thinkplus Investments Limited